                                                              EXHIBIT (h)(15)(b)

                               AMENDMENT NO. 3 TO
                             PARTICIPATION AGREEMENT

     The United States Life Insurance Company in the City of New York, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc. hereby amend the Participation Agreement made and entered into as of December 10, 2004 as follows:

     Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 3 be effective as of the 1st day of July, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                        (Corporate Seal)


PIONEER VARIABLE CONTRACTS TRUST,
On behalf of the Portfolios
By its authorized officer and not individually


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                               As of July 1, 2008

            NAME OF SEPARATE                                                                  PORTFOLIOS AND
            ACCOUNT AND DATE                         CONTRACTS FUNDED                        CLASS OF SHARES
    ESTABLISHED BY BOARD OF DIRECTORS               BY SEPARATE ACCOUNT                   AVAILABLE TO CONTRACTS
----------------------------------------   -------------------------------------   -------------------------------------
THE UNITED STATES LIFE INSURANCE COMPANY   PLATINUM INVESTOR VARIABLE LIFE         PIONEER FUND VCT PORTFOLIO (CLASS I)
IN THE CITY OF NEW YORK SEPARATE ACCOUNT   INSURANCE POLICIES                      PIONEER GROWTH OPPORTUNITIES VCT
USL VL-R, ESTABLISHED AUGUST 8, 1997                                               PORTFOLIO (CLASS I)

THE UNITED STATES LIFE INSURANCE COMPANY   PLATINUM INVESTOR PLUS VARIABLE         PIONEER MID CAP VALUE VCT PORTFOLIO
IN THE CITY OF NEW YORK SEPARATE ACCOUNT     LIFE INSURANCE POLICIES               (CLASS I)
USL VL-R, ESTABLISHED AUGUST 8, 1997       PLATINUM INVESTOR SURVIVOR II
                                             VARIABLE LIFE INSURANCE POLICIES
                                           PLATINUM INVESTOR VIP
                                             VARIABLE LIFE INSURANCE POLICIES
                                           AIG PROTECTION ADVANTAGE VUL
                                             FLEXIBLE PREMIUM VARIABLE
                                             UNIVERSAL LIFE INSURANCE POLICIES

THE UNITED STATES LIFE INSURANCE COMPANY   PLATINUM INVESTOR IMMEDIATE VARIABLE    PIONEER MID CAP VALUE VCT PORTFOLIO
IN THE CITY OF NEW YORK SEPARATE ACCOUNT   ANNUITY                                 (CLASS I)
USL VA-R, ESTABLISHED AUGUST 8, 1997

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